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                                  EXHIBIT 23.3
                           BENTON OIL AND GAS COMPANY



                    INDEPENDENT PETROLEUM ENGINEERS' CONSENT



Huddleston & Co., Inc., hereby consents to the use of its name in reference to it regarding its audit of the Benton Oil and Gas Company reserve reports, dated as of December 31, 1998, in the Form 10-K Annual Report of Benton Oil and Gas Company to be filed with the Securities and Exchange Commission.




Peter D. Huddleston, P.E.
Huddleston & Co., Inc.
Houston, Texas
March 24, 1999